EXHIBIT 28

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

ANNUAL REPORT

PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Mark One):

[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]. For the fiscal year ended December 31, 1999.

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]. For the transition period from to .

Commission File Number 1-11592

      A.  Full title of the plan and address of the plan, if different from that of the issuer named below:

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

      B.  Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167

      The following financial statements and exhibits are filed as part of this report:

      (a)  Financial statements

(1) Independent Auditors’ Report

(2)	Statements of Assets Available for Plan Benefits as of December 31, 1999 and 1998

(3)	Statements of Changes in Assets Available for Plan Benefits for the year ended December 31, 1999 and 1998

(4) Notes to Financial Statements

      (b)  Exhibit 23 — Consent of Independent Auditors

SIGNATURES

      The Plan.  Pursuant to the requirements of the Securities Exchange Act of 1934, this annual report has been duly signed on behalf of the Plan by the undersigned, thereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

By:	/s/ KURT M. SUCKOW

Kurt M. Suckow
Plan Administrator

Date: June 28, 2000

10

HAYES LEMMERZ INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

Financial Statements and Schedule

Years Ended December 31, 1999 and 1998

(With Independent Auditors’ Report Thereon)

HAYES LEMMERZ INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and, accordingly, have been omitted.

Independent Auditors’ Report

To the Retirement Committee of the

  Hayes Lemmerz International, Inc.
  Retirement Savings Plan:

We have audited the accompanying statements of assets available for plan benefits of Hayes Lemmerz International, Inc. Retirement Savings Plan as of December 31, 1999 and 1998, and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits as of December 31, 1999 and 1998, and the changes in assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule, as listed in the accompanying table of contents, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

[KPMG LLP LOGO]

Detroit, Michigan

June 23, 2000

HAYES LEMMERZ INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

Statements of Assets Available for Plan Benefits
December 31, 1999 and 1998

	1999	1998

Assets:

Cash	$2,459	229

Investments, at fair value:

American Century International Growth Fund	16,341,733	7,036,167

American Century Long-Term Bond Fund	2,645,481	3,015,202

American Century Ultra Investors Fund	50,740,062	27,243,324

American Century Strategic Allocation Fund: Conservative	1,929,812	534,011

American Century Strategic Allocation Fund: Moderate	16,359,713	6,748,467

American Century Strategic Allocation Fund: Aggressive	2,665,208	898,722

American Century Equity Income Fund	5,398,700	2,175,112

American Century Value Fund	2,920,927	2,359,862

Vanguard Index Trust — 500 Portfolio	69,999,913	24,062,446

American Century Stable Asset Fund	47,609,640	23,359,414

Hayes Lemmerz International, Inc. common stock	10,114,918	5,644,069

Participant loans	11,377,990	4,277,654

Total investments	238,104,097	107,354,450

Contributions receivable:

Employer	1,916,473	201,881

Employee	976,356	189,622

Assets available for plan benefits	$240,999,385	107,746,182

See accompanying notes to financial statements.

HAYES LEMMERZ INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

Statements of Changes in Assets Available for Plan Benefits
Years ended December 31, 1999 and 1998

	1999	1998

Additions:

Investment income:

Interest and dividends	$6,808,437	5,910,239

Net realized and unrealized appreciation in fair value of investments	24,777,619	10,666,899

Total investment income	31,586,056	16,577,138

Contributions:

Employer	14,277,120	6,706,668

Employee	11,207,261	6,991,351

Rollover	572,556	240,730

Total contributions	26,056,937	13,938,749

Transfers from other plan (note 1)	92,773,508	—

Total additions	150,416,501	30,515,887

Deductions:

Benefit payments	17,046,539	7,621,309

Other	116,759	47,365

Total deductions	17,163,298	7,668,674

Net increase	133,253,203	22,847,213

Assets available for plan benefits:

Beginning of year	107,746,182	84,898,969

End of year	$240,999,385	107,746,182

See accompanying notes to financial statements.

HAYES LEMMERZ INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

Notes to Financial Statements
December 31, 1999 and 1998

(1)  Description of the Plan

      The Hayes Lemmerz International, Inc. Retirement Savings Plan (the Plan) was established effective January 1, 1993. The Plan is a contributory, defined contribution plan designed to provide eligible hourly and salaried employees of a participating plant, division, or subsidiary of Hayes Lemmerz International, Inc. (the Company) with a vehicle to systematically save funds for retirement. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Effective December 31, 1998, Hayes Lemmerz International, Inc. Savings Plan for Represented Employees, Hayes Lemmerz International, Inc. Employee Savings Plan, and Motor Wheel Corporation Employee Retirement Savings Plan (merged plans) were merged into the Plan. All assets were transferred to the Plan as of the merger date.

      Effective June 1, 1999, participants in the CMI International, Inc. Profit Sharing Plan (CMI Plan) were allowed to participate in the Plan. Participants who became members of the Plan and completed an hour of service as of this date were fully vested in their accounts. As of September 1, 1999, all of the assets of the CMI Plan were merged into the Plan.

      The following is a brief description of the Plan. Participants should refer to the plan agreement for more complete information.

     (a)                           Salaried Employees (LaMirada, California; Howell, Michigan; Huntington, Indiana; Gainesville, Georgia; Sedalia, Missouri; Dallas, Texas; and Romulus, Michigan; Employees Previously Participating in the Motor Wheel Corporation Retirement Savings Plan; and CMI Locations)

Eligibility

Salaried employees not covered under a Company-sponsored pension plan are eligible to participate in the Plan. Salaried employees at the Ferndale, Laredo, and Bristol locations (CMI facilities) are eligible to participate on the first day of the month following 90 days of full-time employment. All other employees are eligible on the first day of the month following 30 days of full-time employment.

           Participant Contributions

A participant may elect to make a basic deferred contribution of between 2% and 15% of the participant’s compensation, subject to certain limitations as specified by the Internal Revenue Service (IRS). The participant may elect the percentage of the participant’s contribution to be allocated to each investment fund.

          Employer Contributions

Employer contributions consist of matching contributions, retirement contributions, unused vacation contributions, and retiree medical contributions (effective January 1, 1999). The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation. The retirement contribution equals 5% of compensation until the participant’s year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8% of compensation. For participants who do not use an eligible fifth week of vacation, one week’s pay is contributed to the Plan. The retiree medical contribution represents an additional employer matching contribution of up to 1% of the participant’s compensation in 1999 and up to 2% for years following 1999. The

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements — (Continued)

December 31, 1999 and 1998

participants may elect the percentage of the employer contributions to be allocated to each investment fund.

          Vesting

Salaried participants are fully vested in their basic contributions at all times. Additionally, salaried participants became fully vested in all employer contributions as of January 1, 1999 and will continue to be fully vested in the employer matching contribution and retiree medical contribution thereafter. Vesting of the employer unused vacation contribution and retirement contribution subsequent to January 1, 1999 is based on years of eligible service as follows:

Years of	Percentage
Eligible Service	Vested

Less than 1	0%

1 but less than 2	25

2 but less than 3	50

3 but less than 4	75

4 or more	100

(b)	Represented Employees at Howell and Romulus, Michigan

Eligibility

Hourly employees represented by a bargaining unit of the Howell plant are eligible to participate in the Plan after three full calendar months of service. Hourly and salaried employees represented by a bargaining unit of the former Romulus plant are eligible to participate in the Plan after three full calendar months of service.

           Participant Contributions

Participants of both plants may elect to make a tax-deferred contribution of 1% to 15% of their compensation up to an annual maximum specified by the IRS. The participant may also elect the percentage of his contribution to be allocated to each fund in multiples of 25%.

          Employer Contribution

Only employee contributions are allowed under the plan agreement for Romulus. Howell participant contributions are matched $0.10 per dollar of the first 2% of compensation contributed.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements — (Continued)

December 31, 1999 and 1998

          Vesting

Participants are fully vested in their participant contributions. Vesting of employer contributions is based on years of eligible service as follows:

Years of	Percentage
Eligible Service	vested

Less than 3	0%

3 but less than 4	30

4 but less than 5	40

5 but less than 6	60

6 but less than 7	80

7 or more	100

(c)	Nonsalaried Employees

Huntington, Indiana

Eligibility

Effective May 1, 1996, the hourly employees of the Huntington plant were eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

          Participant Contributions

A participant may elect to make a basic deferred contribution of between 2% and 15% of the participant’s compensation, subject to certain IRS limitations. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

          Employer Contributions

Employer contributions consist of two basic contributions, a matching contribution, and a retirement contribution. Participants are eligible to receive basic contributions the first day of the month following 12 full months of employment. The first basic contribution is 2.5% of the participant’s base compensation. The second basic contribution is $0.15 for each hour worked for employees with less than 10 years of service and $0.20 for each hour worked for employees with 10 or more years of service. The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation. The retirement contribution (effective January 1, 1999) equals 5% of the participant’s compensation until the participant’s year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8% of the participant’s compensation.

          LaMirada, California

          Eligibility

LaMirada employees who are not covered under a Company-sponsored pension plan are eligible to participate in the Plan. Additionally, LaMirada employees who were participants in the Hourly Employees’ Retirement Savings Plan of Western Wheel Corporation, a subsidiary of Hayes

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements — (Continued)

December 31, 1999 and 1998

Lemmerz International, Inc., on or after October 1, 1986 are eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

          Participant Contributions

Participants may elect to make a basic deferred contribution of between 2% and 15% of the participant’s compensation, subject to IRS limitations. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

          Employer Contributions

Employer contributions consist of basic contributions and matching contributions. Participants are eligible to receive basic contributions on the first day of the month following 12 full months of employment. The basic contribution is $0.25 for each hour a participant works. The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation.

          Gainesville, Georgia

          Eligibility

Nonbargaining employees of the Gainesville plant are eligible to participate in the Plan. An employee is eligible on the first day of the month following 30 days of full-time employment.

          Participant Contributions

A participant may elect to make a basic deferred contribution of between 2% and 15% of the participant’s compensation, subject to certain IRS limitations. The participant may also elect the percentage of his contribution to be allocated to each investment fund.

          Employer Contributions

Employer contributions consist of a basic contribution, a matching contribution, and a retirement contribution. Participants are eligible to receive basic contributions on the first day of the month following 12 full months of employment. The basic contribution is 2.5% of the participant’s base compensation. The matching contribution is $1.00 for each dollar of the participant’s deferred contribution made, limited to an amount equal to 2% of the participant’s compensation. The retirement contribution (effective January 1, 1999) equals 5% of the participant’s compensation until the participant’s year-to-date compensation reaches the Social Security taxable wage base. After reaching the taxable wage base, the contribution equals 8% of the participant’s compensation.

(d)	All Locations

(i)  Plan Benefits

Upon retirement, disability, or death, the entire balance of the participant’s account becomes payable to the participant or the participant’s beneficiary. Upon any other termination of employment, the participant receives the vested portion of his account. Withdrawals are also permitted for financial hardship or upon attainment of age 59 1/2 under certain provisions of the Plan. All benefits are payable in lump sum.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements — (Continued)

December 31, 1999 and 1998

          (ii)  Loans

Participants may borrow up to the lesser of $50,000 or 50% of the vested portion of their account at a market rate. When a loan is made, the participant’s investment fund(s) assets are decreased on a pro rata basis and the loan receivable is reflected in the Loan Fund. Loan repayments are redeposited into the participant’s accounts based on current election directives.

          (iii)  Forfeitures

Nonvested employer contributions of terminated employees become forfeitures after a one-year break in service — unless the nonvested balance is greater than $3,500, in which case they would become a forfeiture after a five-year break in service — and are used to reduce future employer contributions.

          (iv)  Participants’ Accounts

Each participant’s account is credited with the participant’s contribution, the employer’s contribution, and an allocation of plan earnings. Allocations are computed at the end of each calendar quarter, based on the participant’s account balance.

          (v)  Administrative Expenses

The Company pays certain administrative expenses associated with the Plan.

(2)  Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying financial statements are presented on the accrual basis of accounting such that all income, benefits, and expenses are recognized in the period to which they relate.

(b)	Valuation of Investments

Investments in all common trust funds and mutual funds are stated at their aggregate fair value, based upon quoted market prices of the underlying investments within the funds. Unrealized and realized gains or losses are reflected currently in the statement of changes in assets available for plan benefits. Purchases and sales of fund units or securities are recorded on a trade-date basis.

(c)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements — (Continued)

December 31, 1999 and 1998

(3)  Investment Funds

      Participants direct their accounts to be invested in various investment 3 funds. American Century Securities, Inc. (American Century), as trustee, maintains the following funds under the Plan:

Fund	Description

International Growth Fund	Seeks capital growth over time by investing in common stocks of a broad range of foreign companies

Long-Term Bond Fund	Seeks to provide a high level of income by investing in a diversified portfolio of longer-term corporate, government, and mortgage-backed bonds

Ultra Investees Fund	Seeks capital growth over time by investing in common stocks considered by management to have better-than-average prospects for appreciation, typically small to medium-size companies

Strategic Allocation Fund: Conservative	Seeks high level of capital appreciation and income through investments in bonds (45%), stocks (40%), and money market securities (15%)

Strategic Allocation Fund: Moderate	Seeks high level of capital appreciation and income through investments in stocks (60%), bonds (30%), and money market securities (10%)

Strategic Allocation Fund: Aggressive	Seeks high level of capital appreciation and income with portfolio of stocks (75%), bonds (20%), and money market securities (5%)

Equity Income Fund	Seeks current income with capital appreciation to exceed the yield of securities comprising the S&P 500 Composite Index

Value Fund	Seeks long-term capital growth through investment in stocks

Index Trust – 500 Portfolio	Seeks current income with capital appreciation to exceed the yield of securities comprising the S&P 500 Composite Index

Stable Asset Fund	Seeks to protect principal from market volatility with yields higher than money market funds. Invests in Benham Preservation Fund and Benham Stable Asset Fund

Hayes Lemmerz common stock	Invests primarily in the common stock of the Company

Loan Fund	Participant loans are maintained within this fund

(4)  Tax Status

      The IRS, in a letter dated July 22, 1996, determined that the Plan meets the requirements of section 401(a) of the Internal Revenue Code (IRC) and is exempt from Federal income tax under section 501(a) of the Code. The plan administrator has filed a request for a determination letter for the amendments effective December 31, 1997, and believes that the Plan is designed and currently being operated in compliance with the applicable requirements of the IRC.

(5)  Termination of the Plan

      The Company has reserved the right to terminate or amend the Plan at any time. In the event of complete or partial termination of the Plan, participants become 100% vested in their accounts, and the

HAYES LEMMERZ INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Notes to Financial Statements — (Continued)

December 31, 1999 and 1998

balance in the participant’s account will be distributed at the discretion of the committee which administers the Plan.

(6)  Related Party Transactions

      American Century serves as the Plan’s record keeper and trustee. The Plan has invested $146,611,276 and $73,370,281 of assets in American Century-sponsored funds at December 31, 1999 and 1998, respectively.

Schedule I

HAYES LEMMERZ INTERNATIONAL, INC.

RETIREMENT SAVINGS PLAN

Schedule of Assets Held for Investment Purposes

	Description of Investment, Including
Identifying of Issue, Borrower,	Maturity Date, Rate of Interest	Current
Lessor, or Similar Party	Collateral, Par or Maturity Value	Value

American Century Securities, Inc.*	International Growth Fund	$16,341,733

American Century Securities, Inc.*	Long-Term Bond Fund	2,645,481

American Century Securities, Inc.*	Ultra Investees Fund	50,740,062

American Century Securities, Inc.*	Strategic Allocation Fund: Conservative	1,929,812

American Century Securities, Inc.*	Strategic Allocation Fund: Moderate	16,359,713

American Century Securities, Inc.*	Strategic Allocation Fund: Aggressive	2,665,208

American Century Securities, Inc.*	Equity Income Fund	5,398,700

American Century Securities, Inc.*	Value Fund	2,920,927

Vanguard	Index Trust — 500 Portfolio	69,999,913

American Century Securities, Inc.*	Stable Asset Fund	47,609,640

Hayes Lemmerz International, Inc.*	Common stock	10,114,918

Plan participant	Participant loans	11,377,990

		$238,104,097

*Denotes a party-in-interest.